Exhibit 99.1

FOREST OIL CORPORATION
INTRODUCTION TO THE UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

On November 17, 2014, Forest Oil Corporation (“Forest”) entered into an Agreement for Purchase and Sale of Assets with Camterra Resources Partners, Ltd (“Camterra”). Pursuant to the purchase and sale agreement, Forest agreed to sell to Camterra natural gas properties located in the Arkoma Basin (the “Arkoma Gas Assets”) and various other related assets (together with the Arkoma Gas Assets, the “Arkoma Assets”). The transaction closed on December 15, 2014. The sales price of the Arkoma Assets was $185 million, which is subject to customary adjustments to reflect an economic effective date of October 1, 2014. Forest received $9 million of the sales price as a deposit upon execution of the purchase and sale agreement and $175 million at closing.

On October 3, 2013, Forest, together with its wholly-owned subsidiary, Forest Oil Permian Corporation, entered into an Agreement for Purchase and Sale of Assets with Templar Energy LLC (“Templar”). Pursuant to the purchase and sale agreement, Forest agreed to sell to Templar oil and natural gas properties located in the Texas Panhandle Area (the “Panhandle Oil and Gas Assets”) and various other related assets (together with the Panhandle Oil and Gas Assets, the “Panhandle Assets”). The transaction closed on November 25, 2013. The sales price of the Panhandle Assets was $1 billion, which was adjusted at closing to $944 million in order to, among other things, reflect an economic effective date of October 1, 2013 and to account for title defects. An additional $41 million in net proceeds was received—$21 million in December 2013 and $20 million in May 2014—for total net proceeds received of $985 million. Forest used the net proceeds received at closing to (i) redeem $278 million principal amount of its 7½% Senior Notes due 2020 (the “7½% Notes”), (ii) redeem $422 million principal amount of its 7¼% Senior Notes due 2019 (the “7¼ Notes”), and (ii) repay the outstanding balance on its credit facility, which was $137 million at the time.

On January 2, 2013, Forest, together with two of its wholly-owned subsidiaries, Forest Oil Permian Corporation and Forcenergy Onshore Inc., entered into an Agreement for Purchase and Sale of Assets with Hilcorp Energy I, L.P. (“Hilcorp”). Pursuant to the purchase and sale agreement, Forest agreed to sell to Hilcorp oil and natural gas properties located in the State of Texas (the “Texas Oil and Gas Assets”) and various other related assets (together with the Texas Oil and Gas Assets, the “Texas Assets”, and together with the Arkoma Assets and the Panhandle Assets, the “Assets”). The transaction closed on February 15, 2013. The sales price of the Texas Assets was $325 million, which was subject to customary adjustments to reflect an economic effective date of January 1, 2013. Forest received $16 million of the sales price as a deposit upon execution of the purchase and sale agreement, $291 million at closing, and $14 million after closing once certain third-party consents were received, for total net proceeds of $321 million. Forest used the net proceeds to redeem $300 million principal amount of its 8½% Senior Notes due 2014 (the “8½% Notes”).

The following unaudited pro forma condensed consolidated financial statements and explanatory notes present how the condensed consolidated financial statements of Forest may have appeared had the sale of the Arkoma Assets occurred as of September 30, 2014 (with respect to the balance sheet information presented) and had the sales of the Assets occurred as of January 1, 2013 (with respect to the statement of operations information presented). The unaudited pro forma condensed consolidated financial statements and explanatory notes included herein do not reflect the closing of the previously announced combination transaction with Sabine Oil & Gas LLC, which closed on December 16, 2014. Pro forma financial statements reflecting that combination transaction will be filed within 71 days.

The unaudited pro forma condensed consolidated financial statements have been derived from and should be read together with the historical consolidated financial statements and the related notes of Forest included in its Annual Report on Form 10-K for the year ended December 31, 2013 and its Quarterly Report on Form 10-Q for the quarter ended September 30, 2014.

The unaudited pro forma condensed consolidated financial statements are presented for illustrative purposes only and do not purport to represent what the results of operations or financial position of Forest would actually have been had the transactions described above occurred on the dates noted above, or to project the results of operations or financial position of Forest for any future periods. The pro forma adjustments are based on available information and certain assumptions that management believes are reasonable. The pro forma adjustments are directly attributable to the transactions. In the opinion of management, all adjustments necessary to present fairly the unaudited pro forma financial information have been made.

FOREST OIL CORPORATION
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
AS OF SEPTEMBER 30, 2014

	Historical	Pro Forma Adjustments		Pro Forma
	(In Thousands)
ASSETS
Current assets:
Cash and cash equivalents	$823	$184,222	(a)	$185,045
Accounts receivable	38,306	—		38,306
Derivative instruments	8,033	—		8,033
Other current assets	6,203	(4)	(b)	6,199
Total current assets	53,365	184,218		237,583
Property and equipment:
Oil and natural gas properties, full cost method of accounting:
Proved, net of accumulated depletion	663,853	(207,475)	(c)	456,378
Unproved	46,840	(6,720)	(c)	40,120
Net oil and natural gas properties	710,693	(214,195)		496,498
Other property and equipment, net of accumulated depreciation and amortization	6,199	(124)	(d)	6,075
Net property and equipment	716,892	(214,319)		502,573
Deferred income taxes	3,203	—		3,203
Goodwill	134,434	(30,920)	(e)	103,514
Derivative instruments	1,134	—		1,134
Other assets	18,457	(1,748)	(f)	16,709
	$927,485	$(62,769)		$864,716
LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable and accrued liabilities	$157,672	$(1,146)	(g)	$156,526
Accrued interest	13,244	—		13,244
Derivative instruments	563	—		563
Deferred income taxes	3,203	—		3,203
Other current liabilities	4,976	(115)	(h)	4,861
Total current liabilities	179,658	(1,261)		178,397
Long-term debt	813,155	—		813,155
Asset retirement obligations	20,487	(3,514)	(h)	16,973
Derivative instruments	601	—		601
Other liabilities	61,620	(1,649)	(f)	59,971
Total liabilities	1,075,521	(6,424)		1,069,097
Shareholders’ equity (deficit):
Preferred stock, none issued and outstanding	—	—		—
Common stock	11,937	—		11,937
Capital surplus	2,560,353	—		2,560,353
Accumulated deficit	(2,711,639)	(56,345)	(i)	(2,767,984)
Accumulated other comprehensive loss	(8,687)	—		(8,687)
Total shareholders’ equity (deficit)	(148,036)	(56,345)		(204,381)
	$927,485	$(62,769)		$864,716

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

FOREST OIL CORPORATION
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2014

	Historical	Pro Forma Adjustments		Pro Forma
	(In Thousands, Except Per Share Amounts)
Revenues:
Oil, natural gas, and natural gas liquids sales	$186,616	$(25,158)	(j)	$161,458
Interest and other	1,068	—		1,068
Total revenues	187,684	(25,158)		162,526
Costs, expenses, and other:
Lease operating expenses	43,254	(4,233)	(j)	39,021
Production and property taxes	7,231	(1,326)	(j)	5,905
Transportation and processing costs	7,122	(1,456)	(j)	5,666
General and administrative	22,451	(1,357)	(k)	21,094
Depreciation, depletion, and amortization	62,639	(12,502)	(l)	50,137
Ceiling test write-down of oil and natural gas properties	204,621	—		204,621
Interest expense	47,631	(56)	(m)	47,575
Realized and unrealized losses on derivative instruments, net	353	—		353
Other, net	4,356	(212)	(n)	22,315
		18,171	(o)
Total costs, expenses, and other	399,658	(2,971)		396,687
Loss before income taxes	(211,974)	(22,187)		(234,161)
Income tax benefit	(2,405)	(8,018)	(q)	(2,405)
		8,018	(r)
Net loss	$(209,569)	$(22,187)		$(231,756)

Basic loss per common share	$(1.79)			$(1.98)
Diluted loss per common share	(1.79)			(1.98)

Weighted average shares outstanding:
Basic	117,113			117,113
Diluted	117,113			117,113

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

FOREST OIL CORPORATION
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2013

	Historical	Pro Forma Adjustments		Pro Forma
	(In Thousands, Except Per Share Amounts)
Revenues:
Oil, natural gas, and natural gas liquids sales	$441,341	$(226,398)	(j)	$214,943
Interest and other	331	—		331
Total revenues	441,672	(226,398)		215,274
Costs, expenses, and other:
Lease operating expenses	76,675	(35,142)	(j)	41,533
Production and property taxes	14,857	(5,569)	(j)	9,288
Transportation and processing costs	11,895	(2,547)	(j)	9,348
General and administrative	54,826	(18,498)	(k)	36,328
Depreciation, depletion, and amortization	171,557	(94,432)	(l)	77,125
Ceiling test write-down of oil and natural gas properties	57,636	—		57,636
Interest expense	119,829	(53,684)	(m)	66,145
Realized and unrealized losses on derivative instruments, net	3,786	—		3,786
Other, net	(142,606)	(1,675)	(n)	31
		193,037	(o)
		(48,725)	(p)
Total costs, expenses, and other	368,455	(67,235)		301,220
Earnings (loss) before income taxes	73,217	(159,163)		(85,946)
Income tax benefit	(707)	(57,522)	(q)	(707)
		57,522	(r)
Net earnings (loss)	$73,924	$(159,163)		$(85,239)

Basic earnings (loss) per common share	$.62			$(.73)
Diluted earnings (loss) per common share	.62			(.73)

Weighted average shares outstanding:
Basic	116,125			116,125
Diluted	116,125			116,125

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

FOREST OIL CORPORATION
NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
FINANCIAL STATEMENTS
SEPTEMBER 30, 2014 AND DECEMBER 31, 2013

Note 1   Basis of Presentation

The accompanying unaudited pro forma condensed consolidated balance sheet and related explanatory notes present how the balance sheet of Forest may have appeared had the sale of Forest’s natural gas properties located in the Arkoma Basin (the “Arkoma Gas Assets”) and various other related assets (together with the Arkoma Gas Assets, the “Arkoma Assets”) occurred as of September 30, 2014. The actual sale of the Arkoma Assets closed on December 15, 2014. The accompanying unaudited pro forma condensed consolidated statements of operations and related explanatory notes present how the statements of operations of Forest may have appeared had the sale of (i) the Arkoma Assets, (ii) certain oil and natural gas properties located in the State of Texas (the “Texas Oil and Gas Assets”) and various other related assets (together with the Texas Oil and Gas Assets, the “Texas Assets”), and (iii) certain oil and natural gas properties located in the Texas Panhandle Area (the “Panhandle Oil and Gas Assets,” and together with the Arkoma Gas Assets and the Texas Oil and Gas Assets, the “Oil and Gas Assets”) and various other related assets (together with the Panhandle Oil and Gas Assets, the “Panhandle Assets”, and together with the Arkoma Assets and the Texas Assets, the “Assets”) occurred as of January 1, 2013. The actual sale of the Texas Assets closed on February 15, 2013 and the actual sale of the Panhandle Assets closed on November 25, 2013.

Following are descriptions of certain columns included in the accompanying unaudited pro forma condensed consolidated financial statements:

Historical—Represents the historical condensed consolidated balance sheet of Forest as of September 30, 2014, the historical condensed consolidated statement of operations of Forest for the nine months ended September 30, 2014, and the historical condensed consolidated statement of operations of Forest for the year ended December 31, 2013.

Pro Forma Adjustments—Represents the adjustments to the historical condensed consolidated financial statements necessary to arrive at the pro forma financial position of Forest as of September 30, 2014, as if the sale of the Arkoma Assets occurred as of September 30, 2014, and the pro forma results of operations of Forest for the nine months ended September 30, 2014 and the year ended December 31, 2013, as if the sales of the Assets occurred as of January 1, 2013.

Note 2    Pro Forma Adjustments for the Sales of Assets

Condensed Consolidated Balance Sheet

(a)	To record the $184 million net cash proceeds received from the sale of the Arkoma Assets.

(b)	To eliminate materials and supplies inventory included in the Arkoma Assets.

(c)
To record the credit to capitalized oil and natural gas property costs to reflect the sale of the Arkoma Gas Assets. The sale of the Arkoma Gas Assets significantly altered the relationship between capitalized costs and proved reserves since the Arkoma Gas Assets comprised more than 25% of Forest’s total proved reserves at the time of the closing. As such, Forest recognized a loss on the sale, instead of accounting for the sale as an adjustment of capitalized costs with no gain or loss recorded, as is typically done under the full cost method of accounting for dispositions of oil and natural gas properties comprising less than 25% of total proved reserves.

(d)	To eliminate other property and equipment included in the Arkoma Assets.

(e)	To eliminate the portion of goodwill allocated to the Arkoma Assets.

(f)	To eliminate gas balancing receivables and payables included in the Arkoma Assets.

(g)	To eliminate suspended revenues payable included in the Arkoma Assets.

(h)	To eliminate the asset retirement obligations associated with the Arkoma Gas Assets.

(i)
To record the balance sheet impact of the $56 million loss on the Arkoma Assets sale. As discussed in Forest’s Annual and Quarterly Reports for the periods ended December 31, 2013 and September 30, 2014, respectively, Forest has placed a valuation allowance against its deferred tax assets. Since Forest had a valuation allowance against its deferred tax assets at September 30, 2014, the tax impact of the loss on the Arkoma Asset sale nets to zero, with the full amount of the pro forma loss showing in accumulated deficit.

Condensed Consolidated Statements of Operations

(j)	To eliminate the revenues and direct operating expenses associated with the Oil and Gas Assets.

(k)
To eliminate salaries, wages, burden, bonus, severance, and stock-based compensation expense related to employees that were involuntarily terminated due to the divestitures of the Texas Assets and Panhandle Assets.

(l)
To adjust (i) depletion to give effect to the reduction in the sales volumes as a result of the sale of the Oil and Gas Assets and (ii) depreciation to give effect to the reduction in other property and equipment included in the Assets.

(m)
To adjust interest expense primarily to give effect to the redemption of (i) $278 million principal amount of 7½% Notes, (ii) $422 million principal amount of 7¼% Notes, and (iii) $300 million principal amount of 8½% Notes. The reduction in interest expense for the year ended December 31, 2013 includes $19 million related to the 7½% Notes, $28 million related to the 7¼% Notes, and $6 million related to the 8½% Notes. The remaining adjustments relate to pro forma changes in interest expense on the credit facility and capitalized interest.

(n)	To eliminate accretion expense attributable to asset retirement obligations associated with the Oil and Gas Assets.

(o)
To eliminate net gains recognized on the sale of the Panhandle Assets. The sale of the Panhandle Oil and Gas Assets significantly altered the relationship between capitalized costs and proved reserves since the Panhandle Oil and Gas Assets comprised more than 25% of Forest’s total proved reserves at the time of the closing. Therefore, a gain was recognized on the disposition. The net gains recognized on the disposition were $193 million for the year ended December 31, 2013 and $18 million for the nine months ended September 30, 2014. The 2014 net gains resulted from customary post-closing purchase price adjustments and additional proceeds received.

(p)
To eliminate the loss on debt extinguishment recognized on the redemption of (i) $278 million principal amount of 7½% Notes, (ii) $422 million principal amount of 7¼% Notes, and (iii) $300 million principal amount of 8½% Notes. The loss includes $9 million related to the 7½% Notes, $15 million related to the 7¼% Notes, and $25 million related to the 8½% Notes. These redemptions involved early tender or call premiums and write-offs of unamortized debt issue costs and discounts, which resulted in the losses recognized.

(q)	To adjust income tax expense for the effects of the pro forma adjustments at statutory rates.

(r)
To adjust income tax expense to give effect to the change in the valuation allowance that would have been required associated with the pro forma change in income before income taxes. As discussed in Forest’s Annual and Quarterly Reports for the periods ended December 31, 2013 and September 30, 2014, respectively, Forest has placed a valuation allowance against its deferred tax assets.